QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 1 to Form S-3 to be filed on July 21, 2003 and related Prospectus of ILEX Oncology, Inc. for the registration of ILEX Oncology, Inc. common stock and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the consolidated financial statements of ILEX Oncology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

San Antonio, Texas
July 17, 2003

QuickLinks

  EXHIBIT 23.2
  Consent of Independent Auditors